Exhibit 107
Calculation of Filing Fee Tables
(1)
Form
424(b)(2)
(Form Type)
NextEra Energy Capital Holdings, Inc.
NextEra Energy, Inc.
(2)
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward

Newly Registered Securities

Fees to Be Paid	Debt	NextEra Energy Capital Holdings, Inc. 4.85% Debentures, Series due February 4, 2028	Rule 457(r)	$1,000,000,000	99.997%	$999,970,000	0.00015310	$153,095.41

	Other	NextEra Energy, Inc. Guarantee of 4.85% Debentures, Series due February 4, 2028	Rule 457(n) (2)	—	—	—		— (2)

	Debt	NextEra Energy Capital Holdings, Inc. 5.05% Debentures, Series due March 15, 2030	Rule 457(r)	$1,000,000,000	99.974%	$999,740,000	0.00015310	$153,060.19

	Other	NextEra Energy, Inc. Guarantee of 5.05% Debentures, Series due March 15, 2030	Rule 457(n) (2)	—	—	—		— (2)

	Debt	NextEra Energy Capital Holdings, Inc. 5.30% Debentures, Series due March 15, 2032	Rule 457(r)	$750,000,000	99.985%	$749,887,500	0.00015310	$114,807.78

	Other	NextEra Energy, Inc. Guarantee of 5.30% Debentures, Series due March 15, 2032	Rule 457(n) (2)	—	—	—		— (2)

	Debt	NextEra Energy Capital Holdings, Inc. 5.45% Debentures, Series due March 15, 2035	Rule 457(r)	$1,000,000,000	99.621%	$996,210,000	0.00015310	$152,519.75

	Other	NextEra Energy, Inc. Guarantee of 5.45% Debentures, Series due March 15, 2035	Rule 457(n) (2)	—	—	—		— (2)

	Debt	NextEra Energy Capital Holdings, Inc. 5.90% Debentures, Series due March 15, 2055	Rule 457(r)	$750,000,000	99.723%	$747,922,500	0.00015310	$114,506.93

	Other	NextEra Energy, Inc. Guarantee of 5.90% Debentures, Series due March 15, 2055	Rule 457(n) (2)	—	—	—		— (2)

	Debt	NextEra Energy Capital Holdings, Inc. Floating Rate Debentures, Series due February 4, 2028	Rule 457(r)	$500,000,000	100.000%	$500,000,000	0.00015310	$76,550.00

	Other	NextEra Energy, Inc. Guarantee of Floating Rate Debentures, Series due February 4, 2028	Rule 457(n) (2)	—	—	—		— (2)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$4,993,730,000		$764,540.06 (3)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$764,540.06 (3)

(1)
These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement Nos.
333-278184
and
333-278184-02.
The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

(2)
NextEra Energy, Inc. has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on each of the 4.85% Debentures, Series due February 4, 2028 (the “2028 Debentures”), the 5.05% Debentures, Series due March 15, 2030 (the “2030 Debentures”), the 5.30% Debentures, Series due March 15, 2032 (the “2032 Debentures”), the 5.45% Debentures, Series due March 15, 2035 (the “2035 Debentures”), the 5.90% Debentures, Series due March 15, 2055 (the “2055 Debentures”) and the Floating Rate Debentures, Series due February 4, 2028 (the “Floating Rate Debentures,” and together with the 2028 Debentures, the 2030 Debentures, the 2032 Debentures, the 2035 Debentures and the 2055 Debentures, the “Debentures”). The value attributable to the NextEra Energy, Inc. guarantees, if any, are reflected in the offering price of each such Debenture, as applicable. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the NextEra Energy, Inc. guarantees is payable.

(3)	The total amount of the registration fee is calculated based on the total maximum aggregate offering price of the Debentures.